UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

December 1, 2016

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2016 (the “Closing Date”), Enova International, Inc. (“Enova”) and several of its subsidiaries entered into a receivables securitization (the “2016-2 Facility”) with Redpoint Capital Asset Funding, LLC, as lender (the “Lender”). The 2016-2 Facility securitizes unsecured consumer installment loans (“Receivables”) that have been and will be originated or acquired under Enova’s NetCredit brand by several Enova subsidiaries (the “Originators”) and that meet specified eligibility criteria. Under the 2016-2 Facility, Receivables are sold to a wholly-owned special purpose subsidiary of Enova (the “Debtor”) and serviced by another subsidiary of Enova.

The Debtor has issued a revolving note with an initial maximum principal balance of $20.0 million (the “Initial Facility Size”), which is required to be secured by $25.0 million in unsecured consumer loans. The Initial Facility Size may be increased under the 2016-2 Facility to $40 million. The 2016-2 Facility is non-recourse to Enova and matures on December 1, 2019 (the “Final Maturity Date”).

The 2016-2 Facility is governed by a loan and security agreement, dated as of December 1, 2016, between the Lender and the Debtor. The 2016-2 Facility bears interest at a rate per annum equal to LIBOR (subject to a floor) plus an applicable margin, which rate per annum is initially 12.50%. In addition, the Debtor paid certain customary upfront closing fees to the Lender. Interest payments on the 2016-2 Facility will be made monthly. Subject to certain exceptions, the Debtor is not permitted to prepay the 2016-2 Facility prior to October 1, 2018. Following such date, the Debtor is permitted to voluntarily prepay the 2016-2 Facility without penalty. Any remaining amounts outstanding will be payable no later than the Final Maturity Date.

All amounts due under the 2016-2 Facility are secured by all of the Debtor’s assets, which include the Receivables transferred to the Debtor, related rights under the Receivables, a bank account and certain other related collateral.

The 2016-2 Facility documents contain customary provisions for securitizations, including: representations and warranties as to the eligibility of the Receivables and other matters; indemnification for specified losses not including losses due to the inability of consumers to repay their loans; covenants regarding special purpose entity matters; and default and termination provisions which provide for the acceleration of the 2016-2 Facility in circumstances including, but not limited to, failure to make payments when due, servicer defaults, certain insolvency events, breaches of representations, warranties or covenants, failure to maintain the security interest in the receivables and defaults under other material indebtedness of the Debtor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: December 7, 2016	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary